SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


Filed by the Registrant  [___]

Filed by a Party other than the Registrant   [___]

Check the appropriate box:

[___]  Preliminary Proxy Statement

[___] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[__]  Definitive Proxy Statement

[_X_]  Definitive Additional Materials

[___]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12


                   New England Funds Trust II
        (Name of Registrant as Specified In Its Charter)


                   New England Funds Trust II
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[___]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[___] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[___]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_X_]     Fee paid previously with preliminary materials.

[___]     Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


Notes:
April 4, 1995



Dear New England Growth Opportunities Fund Shareholder:

You recently received proxy materials inviting you to vote on two important proposals. If you haven't returned your proxy card, please take a moment to sign, date and mail the enclosed duplicate card within the next week. No matter how many shares you own, your vote is important. Without your vote, we may not be able to make the necessary changes to your Fund that are in the best interest of the shareholders.

Return Your Proxy Vote Today
The Board of Trustees has approved the proposals and thanks you for your prompt response. If you prefer to use our telephone voting service to immediately record your vote, just call 1-800-690-6903 and follow the simple instructions. When you're instructed to punch in your 12-digit control number, use the 10-digit number on your card.

For another copy of the proxy statement explaining the two proposals, please call New England Funds at 1-800-225-5478. We appreciate your continued trust and confidence in New England
Growth Opportunities Fund.

Sincerely,



Henry L. P. Schmelzer
President

P.S. You may receive a call from D.F. King, a proxy solicitation firm, to remind you to return your ballot and answer your questions.